Exhibit 21.1

List of Subsidiaries

Entity Name  Jurisdiction of Incorporation or Organization Hilton Grand Vacations Inc.  Delaware Hilton Grand Vacations Parent LLC  Delaware Hilton Grand Vacations Borrower LLC  Delaware Hilton Grand Vacations Borrower Inc.  Delaware Hilton Resorts Corporation  Delaware 48th Street Holding, LLC  Delaware Grand Vacations Realty, LLC  Delaware Grand Vacations Services LLC  Delaware Grand Vacations Title, LLC  Delaware HGV Depositor, LLC  Delaware Hilton Grand Vacations Company, LLC  Delaware Hilton Grand Vacations Club, LLC  Delaware Hilton Grand Vacations Financing, LLC  Delaware Hilton Grand Vacations Trust I, LLC  Delaware Hilton Grand Vacations Trust 2013-A  Delaware Hilton Grand Vacations Trust 2014-A  Delaware Hilton Grand Vacations Trust 2017-A  Delaware Hilton Kingsland I, LLC  Delaware Hilton Resorts Marketing Corp.  Delaware Hilton Travel, LLC  Delaware HRC Islander, LLC  Delaware Hilton Grand Vacations Management, LLC  Nevada WBW CHP, LLC  Hawaii Hilton Grand Vacations Japan, LLC  Japan Hilton Grand Vacations Japan Management, LLC  Japan Hilton Resorts Marketing Korea, LLC  Korea Hilton Grand Vacations UK Holding LimitedUnited Kingdom Hilton Grand Vacations UK Limited  United Kingdom Hilton Grand Vacations Barbados LimitedUnited Kingdom Hilton Grand Vacations Italy S.r.L  Italy Hilton Grand Vacations Mexico S. de R.L. de C.V.Mexico Hilton Grand Vacations Singapore PTE. LTD.Singapore